UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

QAD Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 21, 2008 the board of directors of QAD Inc. approved the appointment of Kara Bellamy as the company’s Chief Accounting Officer. Ms. Bellamy has been employed by the company since July, 2004. Most recently, she has been serving as the Company’s Vice President Corporate Controller. Prior to joining QAD Inc., Ms. Bellamy worked for Somera Communications, Inc as its Corporate Controller. Prior to that, she was a manager for Ernst & Young LLC in its audit and compliance department mainly serving clients in the Software industry. Ms. Bellamy earned a Bachelor of Arts in Economics from the University of California, Santa Barbara and is a Certified Public Accountant.

In connection with the appointment of Ms. Bellamy as the company’s Chief Accounting Officer, Ms. Bellamy’s annual base salary has been increased to $185,000. Ms. Bellamy is also eligible to earn a target of an additional 35% of her annual base salary for achievement of certain Company revenue, profitability and DSO targets as well as certain personal performance criteria. In addition, Ms. Bellamy was awarded 10,000 Restricted Stock Units that are subject to vesting over a four year period.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc. (Registrant)

Date: January 25, 2008	By:	/s/ Daniel Lender

Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)